Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Beverly Holdings, Inc. (the "Company") on Form 10-QSB for the quarter ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jonathan Roylance, President, Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company, certify, pursuant to 18 U.S.C.ss. 1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               2.         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

March 25, 2008	By:	/s/ Jonathan Roylance
Jonathan Roylance
President, Chief Executive Officer, Chief Financial Officer, Secretary and Director (Principal Executive, Financial, and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.